UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): July 2, 2021

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ESSENTIAL UTILITIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David A. Ciesinski to the Board of Directors

On July 2, 2021, the Board of Directors (the “Board”) of Essential Utilities, Inc. (the “Company”), increased the size of the Board to nine and appointed David A. Ciesinski to the Board, effective on July 2, 2021, to fill the vacancy.

David A. Ciesinski currently serves as President and Chief Executive Officer of Lancaster Colony Corporation (“Lancaster Colony”). Lancaster Colony is a manufacturer and marketer of specialty food products for the retail and foodservice markets. Lancaster Colony is the parent of the well-known and well-established T. Marzetti Company, among other brands. Mr. Ciesinski has served as President of Lancaster Colony since April 2016 and as its Chief Executive Officer since July 2017. He previously served as President of the Meal Solutions Division at Kraft Foods Group, Inc. and as its Executive Vice President and President of Meals & Desserts from 2014 to 2015, in which capacity he was responsible for leading Kraft’s grocery business. Between 2013 and 2014, Mr. Ciesinski served as Chief Commercial Officer and Executive Vice President of Forever, Inc., a cloud-based storage company, in which capacity he was responsible for leading the sales, marketing, business development and operations functions. Between 2003 to 2013, Mr. Ciesinski served in various leadership roles at H.J. Heinz Company, including Vice President of Global Business Development (from 2012 to 2013), in which capacity he was responsible for leading the corporate business development activities of H.J. Heinz Company; as Group Vice President and Chief Marketing Officer of the U.S. Retail Division (from 2011 to 2012), in which capacity he was responsible for leading Heinz’s marketing and demand generation functions of their U.S. consumer products business; and in various other leadership roles (from 2003 to 2011), including those in marketing and strategic planning functions. Prior to joining H.J. Heinz Company, Mr. Ciesinski was a consultant with Ernst & Young LLP.

The Board has determined that Mr. Ciesinski is independent in accordance with the Company’s corporate governance guidelines and applicable requirements of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). The Board has determined, based on his personal abilities, qualifications, knowledge, judgment, character, leadership skills and executive experience, that Mr. Ciesinski is qualified to serve on the Board and will make a positive contribution to the Board. Mr. Ciesinski has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

The current compensation paid to non-employee members of the Board as last approved by the Board in December 2020, consists of an annual cash retainer of $100,000 and an annual stock grant equal to $100,000 in value.

The Board has also appointed Mr. Ciesinski as a member of its Audit Committee and its Corporate Governance Committee. Based on his (i) understanding of generally accepted accounting principles and financial statements; (ii) ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves under U.S. GAAP; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) understanding of internal controls and procedures for financial reporting; and (v) understanding of audit committee functions, the Board has determined that Mr. Ciesinski is an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

July 6, 2021	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel and Secretary